As filed with the Securities and Exchange Commission on March 28, 2000
                                                      Registration No. 333-07675
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                   ON FORM S-3

                                       TO

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------
                                NETCURRENTS, INC.

             (Exact name of Registrant as specified in its charter)

        DELAWARE                                            95-4233050
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                        Identification No.)

    9720 WILSHIRE BOULEVARD, SUITE 700, LOS ANGELES, CA 90212 (310) 860-0200 (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                  -------------
                                   IRWIN MEYER
                             CHIEF EXECUTIVE OFFICER
                                NETCURRENTS, INC.
            9720 WILSHIRE BOULEVARD, SUITE 700, LOS ANGELES, CA 90212
                                 (310) 860-0200

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                                  -------------
                                   Copies to:

                          LINDA GIUNTA MICHAELSON, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3316

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-3 is the first post-effective amendment to the Company's Registration Statement on Form SB-2 filed as of July 5, 1996, which was amended by pre-effective Amendment No. 1 filed as of July 18, 1996, and pre-effective Amendment No. 2 filed as of September 4, 1996, to the Company's Registration Statement on Form SB-2.

                SUBJECT TO COMPLETION, DATED _____________, 2000

                                   PROSPECTUS

                                NETCURRENTS, INC.

                400,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                                       AND

                        2,099,998 SHARES OF COMMON STOCK

         This prospectus relates to the possible issuance by NetCurrents from time to time on a continuous basis of up to (1) 400,000 redeemable common stock purchase warrants issuable upon exercise of a certain representative's unit purchase warrant, (2) 133,333 shares of common stock underlying the redeemable warrants issuable upon exercise of the representative's unit purchase warrant,
(3) 266,666 shares of common stock issuable upon exercise of the representative's unit purchase warrant, (4) 1,333,333 shares of common stock underlying the redeemable warrants issued in connection with a public offering of units of our securities in September 1996 (the "Public Offering"), (5) 200,000 shares of common stock underlying the redeemable warrants issuable in connection with a certain underwriter's unit purchase option to cover over-allotments in the Public Offering and (6) 166,666 shares of common stock issuable upon exercise of redeemable warrants held by certain security holders in connection with an offering of our redeemable warrants on behalf of certain selling security holders in September 1996 (the "Selling Security Holders' Offering").

         On September 4, 1996, NetCurrents (then known as The Producers Entertainment Group Ltd.) completed an offering of 2,000,000 units at a price of $4.00 per unit and a concurrent offering of 500,000 redeemable common stock purchase warrants on behalf of certain selling security holders which were covered by the registration statement of which this prospectus forms a part. Each unit consisted of four shares of our common stock, $0.001 par value, and two redeemable common stock purchase warrants.

         Upon receiving stockholder approval at our 1998 annual meeting held on April 28, 1998, a 3-to-1 reverse stock split of our issued and outstanding common stock took effect on April 28, 1998. As a result, each share of common stock issued as a part of the units and the common stock issuable under the redeemable warrants was converted into 0.333 of a share of common stock. In addition, the purchase price for each share of common stock issuable under the redeemable warrants was adjusted from $1.75 per share to $5.25 per share.

         Each of the redeemable warrants is exercisable through September 4, 2001 to purchase 0.333 of a share of our common stock for a price of $5.25 per share of common stock. We may redeem each redeemable warrant at a redemption price of $0.05 per share of common stock issuable thereunder upon thirty (30) days notice but only if certain requirements are met.

         Our redeemable warrants are publicly traded on the Nasdaq SmallCap Market under the symbol "NTCSW." As of March 24, 2000, the closing bid price for our warrants on the Nasdaq SmallCap Market was $1.9375. Our common stock is publicly traded on the Nasdaq SmallCap Market under the symbol "NTCS." On March 24, 2000, the closing bid price for the common stock on the Nasdaq SmallCap Market was $10.875.

         AN INVESTMENT IN THESE SECURITIES IS RISKY. YOU SHOULD ONLY PURCHASE THESE SECURITIES IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE SECURITIES BEING SOLD WITH THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS ____________, 2000.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a Registration Statement on Form SB-2, as amended, with respect to this offering of our securities. This prospectus only constitutes part of the Registration Statement and does not contain all of the information set forth in the Registration Statement, its exhibits and its schedules.

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for additional information on the public reference rooms. We are also listed on the Nasdaq SmallCap Market. Our periodic reports, proxy statements and other information can be inspected at the offices of Nasdaq at 1735 K Street, NW, Washington, DC, 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them. This prospectus incorporates important business and financial information about us, which is not included in or delivered with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

         We incorporate by reference:

          (1) Our Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999;

          (2) Our Quarterly Report on Form 10-QSB, as amended, for the quarter ended September 30, 1999;

          (3)  Our Definitive Proxy Statement filed on November 17, 1999;

          (4) Our Current Report on Form 8-K, filed on December 29, 1999 (reporting Item 2);

          (5) Our Current Report on Form 8-K, filed on December 30, 1999 (reporting Item 5);

          (6) Our Current Report on Form 8-K, filed on February 4, 2000 (reporting Item 8);

          (7) Our Current Report on Form 8-K/A, filed on March 6, 2000 (reporting Item 7);

          (8)  Our Current Report on Form 8-K, filed on March 9, 2000 (reporting
               Item 5);

          (9) The description of our common stock contained in our Registration Statement on Form 8-A filed on September 9, 1996;

          (10) The description of our redeemable common stock purchase warrants contained in our Registration Statement on Form SB-2, as amended (File No. 333-07675); and

          (11) Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the termination of this offering.

         You may obtain a copy of these filings without charge by writing or calling us at:

                                NetCurrents, Inc.
            9720 Wilshire Boulevard, Suite 700, Los Angeles, CA 90212
              Attention: Arthur Bernstein, Executive Vice President
                                 (310) 860-0200

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus or the documents we have incorporated by reference is accurate as of any date other than the date on the front of those documents.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties that address:

          o trends affecting our financial condition or results of operations;

          o    the impact competition has on our business;

          o    our strategies concerning the expansion of our operations; and

          o our plans to integrate our most recent acquisition and grow the business we acquired.

         These forward-looking statements may be found in "Prospectus Summary," "Risk Factors," "Use of Proceeds" and elsewhere in this prospectus. In some cases you can identify forward-looking statements by terminology including "believes," "anticipates," "expects," "estimates," "may," "will," "should," "could," "plans," "predicts," "potential," "continue," or similar terms.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. These factors include those listed under "Risk Factors" and elsewhere in this prospectus. We undertake no duty to update any of the forward-looking statements after the date of this prospectus, even if new information becomes available or other events occur in the future. All forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary notice.

                               PROSPECTUS SUMMARY

         THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS CONTAINED IN THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE.

OUR COMPANY

         We are a highly specialized company providing services designed to assist corporations in the management of Internet information.

         In December 1999, our shareholders approved the change in our company's name from "IAT Resources Corporation" to "NetCurrents, Inc." ("NetCurrents") (NASDAQ:NTCS) and also approved the merger (the "Merger") of NetCurrents Services, Inc. ("NC Services") (previously known as Infolocity, Inc.) with and into us, pursuant to an Amended and Restated Agreement and Plan of Merger dated as of November 1, 1999. The Effective Date of the Merger was December 22, 1999. Through our wholly-owned NC Services subsidiary, we have developed a proprietary search technology designed to search for, identify, extract, analyze and deliver specific information derived from the Internet. This information is obtained using NC Services' proprietary real-time search engine and includes data from a wide range of sources on the Internet including: portals, web sites, discussion groups and message boards. Once the data is delivered, it is analyzed, formatted and made available in a variety of digital and graphical forms to our clients. The data has significant value to our clients in their decision-making processes and business planning. In September 1999, NC Services filed business application patents for its FIRST (Fast Internet Real Time Search Technology).

         Our existing clients include public and private companies. We believe our prospective clients may also include stock exchanges, government agencies and other organizations. We are focusing on the business-to-business segment, which we believe to be the fastest growing Internet market.

OUR INTERNET SERVICES PROVIDED THROUGH NC SERVICES

         Using proprietary, real-time technology, NC Services scans thousands of targeted Internet locations in minutes. Our staff of trained Internet Strategists provides clients with comprehensive qualitative analysis and professional counsel. Designed to meet their specific criteria, our products assist clients in the critical management of information found on the Internet.

INVESTORFACTS

         Our InvestorFacts service provides clients up to the minute, real-time notification of an extensive range of online information to assist them in minimizing the negative impact of fraudulent data or misinformation. Our proprietary search technology constantly monitors over 50,000 targeted Internet locations, message boards, e-publications and newsgroups based on specifically defined search terms selected by each client. Clients receive alert notifications indicating that a specified event has occurred whenever specific criteria have been met. We provide this information on a secure MyNetCurrents Portal available only to the client. InvestorFacts is designed to provide clients with an understanding of how the online community perceives their company, stock, executives, products and services.

CYBERFACTS

         As with InvestorFacts, CyberFacts tracks and monitors more than 50,000 message boards, e-publications, newsgroups and Internet locations. Our CyberFacts program includes a limited alert service. Our Internet Strategists filter and prioritize the information and assemble the postings to meet the clients' predetermined requirements. Internet Strategists identify and categorize information, and this information is used by the Company's clients as needed.

CYBERPERCEPTIONS

         CyberPerceptions is our most sophisticated service to date, which includes unique features and extensive reporting. Our CyberPerceptions' service permits clients to select five notification criteria for alerts, customize the frequency and range of their regular reporting, participate in a monthly strategy session with our key Internet Strategists, and receive monthly Competitive Intelligence reporting on two of the client's competitors or topics or interest, all in addition to the basic CyberFacts features. Our Internet Strategists track the overall reach of the client's company, products, or brands compared to competitors. CyberPerceptions clients have the added option of subscribing to Strategic Information Dissemination, Emergency Task Force services, or additional Competitive Intelligence reporting at special rates as needed.

CYBERPROFILE

         CyberProfile assists companies in determining when an individual is attempting to manipulate a stock price or influence company perceptions. Through evaluation of anonymous postings on the Internet CyberProfile assists companies in combating stock manipulation, dissemination of misinformation and negative perceptions. Using a series of predetermined criteria in accessing our proprietary database, CyberProfile correlates the configuration and patterns of individuals who post potentially damaging fraudulent and erroneous information on the Internet.

SPECIAL SERVICES

         The Company offers clients additional services on an "as needed" basis.

OUR OTHER SERVICES AND PRODUCTS

         In addition, as part of our expansion into Internet technology development and integration, we have identified and made small investments in early and expansion stage companies which we believe have unique Internet-based hardware and/or software applications and which show promise as catalysts in the Internet and online commerce industries. For example, in early 1999, we purchased 150,000 shares of common stock of flowersandgifts.com, and 100,000 shares of common stock of Pacific Softworks, Inc. (43,000 shares of which we subsequently sold), a licensor of Internet-related software and related software development tools, which completed an initial public offering in June, 1999. We also have warrants to purchase up to an additional 100,000 shares of Pacific Softworks' common stock.

         In 1999, we changed our name to IAT Resources Corporation, after having previously operated under the name The Producers Entertainment Group Ltd. for approximately eight years. In December 1999, we changed our name to NetCurrents, Inc. Historically, we acquired, developed, produced and distributed dramatic, comedy, documentary and instructional television series and movies and theatrical motion pictures. However, in 1999 we redirected our core business toward the Internet and technology industry.

         While operating as The Producers Entertainment Group, in July 1998, we acquired MWI Distribution, Inc., which does business under the name MediaWorks International. MediaWorks International continues to distribute television and video programming in the international market, concentrating on children's and family programming and animation.

OUR STRATEGY

         Our long-term strategic plan is to become the acknowledged global authority and pre-eminent supplier of Internet-based information, analysis and strategic support. We will also evaluate horizontal and vertical acquisitions that have synergistic benefits to our strategic plan.

         The underlying concept of our strategic plan is to offer business-to-business services that will be driven by our proprietary technologies and whose functionality is a product of the search for, identification, extraction, analysis and delivery of specific information derived from thousands of targeted Internet locations in real time, 24 hours a day, seven days a week. Our Internet strategists use this data to create confidential reports and analyses that are integrated and made available on a customized, secure portal on a regular basis, as well as in the provision of strategic support services. In addition, we intend to explore various vertical markets where our combined technology, analytical tool set and strategic support can provide incremental value to prospective clients. We will continue to obtain search information by utilizing our proprietary search engine, and any enhancements or new software will be developed by our research and development team.

CORPORATE INFORMATION

         Our executive offices are located at 9720 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212. Our telephone number is (310) 860-0200. Our NC Services subsidiary's offices are located at 1350 Old Bayshore Highway, Suite 30, Burlingame, California 94010. NC Services' phone number is 650-401-3200. Information on our web site does not constitute part of this prospectus.

INTRODUCTION TO THE OFFERING

         In September 1996, we issued 2,000,000 units, each unit consisting of four shares of common stock and two redeemable common stock purchase warrants in a public offering registered under the Securities Act of 1933 (the "Public Offering"). The purchase price for each unit was $4.00. At that time, each redeemable warrant entitled the holder to purchase one share of our common stock for $1.75 per share. Our common stock is traded on the Nasdaq SmallCap Market under the symbol "NTCS" and our redeemable warrants are traded on the Nasdaq SmallCap Market under the symbol "NTCSW." In connection with the Public Offering, we also issued an option to purchase 300,000 units of our securities to cover over-allotments and a representative's warrant to purchase 200,000 units of our securities to Joseph Stevens & Company, L.P., the underwriter in the Public Offering. In addition, we issued 500,000 redeemable warrants to certain security holders upon the automatic conversion of their bridge warrants, which although not underwritten in the Public Offering were registered under the same registration statement (the "Selling Security Holders' Offering"). We issued the bridge warrants as part of a private placement of units consisting of $500,000 aggregate principal amount of 10% promissory notes and the bridge warrants which was completed in June 1996. We repaid the $500,000 principal amount of the bridge notes, including accrued interest thereon, out of the proceeds of the Public Offering.

         Upon receiving stockholder approval at our 1998 annual meeting held on April 28, 1998, a 3-to-1 reverse stock split of our issued and outstanding common stock took effect on April 28, 1998, whereby each three shares of common stock was converted into one share of common stock. As a result, each share of common stock issued or issuable in connection with the Public Offering and Selling Security Holders' Offering was converted into 0.333 of a share of common stock. In addition, the purchase price per share of common stock for each redeemable warrant issued or issuable in connection with the Public Offering and the Selling Security Holders' Offering was adjusted from a price of $1.75 per share to $5.25 per share.

         Once issued, the redeemable warrants must be exercised before September 4, 2001 or they will expire. Until the redeemable warrants either expire or are exercised, we have the right to redeem them at a redemption price of $0.05 for each share of common stock issuable upon the exercise of the redeemable warrants. In order to exercise our right to redeem the warrants, we must give thirty days advance written notice, and the following conditions must be met:

          1. the average closing bid price (or the last sales price) of the common stock as reported on NASDAQ equals or exceeds 150% of the per share exercise price of the warrants, subject to adjustment, for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date on which the notice of redemption is given; and

          2. we have obtained written consent from Joseph Stevens, the representative of the underwriters in the Public Offering, to redeem the warrants.

         The Public Offering of the 2,000,000 units originally covered 8,000,000 shares of common stock, 4,000,000 redeemable warrants and 4,000,000 shares of common stock underlying the redeemable warrants. This prospectus relates to 1,333,333 shares of common stock underlying the redeemable warrants, which is the number of shares of common stock underlying the redeemable warrants on an as-converted basis to account for the 3-to-1 reverse stock split.

         The 300,000 units issued under the underwriter's unit purchase option originally covered 1,200,000 shares of common stock, 600,000 redeemable warrants and 600,000 shares of common stock underlying the redeemable warrants. This prospectus relates to the 200,000 shares of common stock underlying the redeemable warrants, which is the number of shares of common stock underlying the redeemable warrants on an as-converted basis to account for the 3-to-1 reverse stock split. This option was exercisable within 45 days of the date of the registration statement to purchase at the initial public offering price of $4.00 per unit less underwriting discounts and the non-accountable expense allowance, up to 300,000 units for the purpose of covering over-allotments. The underwriter did exercise the option within 45 days of the registration statement.

         The 200,000 units issuable under the representative's unit purchase warrant originally covered 800,000 shares of common stock, 400,000 redeemable warrants and 400,000 shares of common stock underlying the redeemable warrants. To the extent that the representative exercises this unit purchase warrant, this prospectus relates to 266,666 shares of common stock, 400,000 redeemable warrants and 133,333 shares of common stock underlying the redeemable warrants. The 266,666 shares of common stock and the 133,333 shares of common stock issuable under the redeemable warrants are the number of shares of common stock issuable on an as-converted basis to account for the 3-to-1 reverse stock split. In connection with the Public Offering, we agreed to sell to the representative, for nominal consideration, a representative's unit purchase warrant to purchase 200,000 units. The representative's unit purchase warrant was initially exercisable at 165% of the initial public offering price, which was then equal to $4.80 per unit. The representative's unit purchase warrant is exercisable at any time until September 11, 2002. The shares of common stock and redeemable warrants issuable upon exercise of the representative's unit purchase warrant are identical to those offered in the Public Offering. The representative's unit purchase warrant contains anti-dilution provisions providing for the adjustment of the number of redeemable warrants and exercise price under certain circumstances. The representative's warrant also grants to the holders thereof certain rights of registration of the securities issuable upon exercise of the representative's warrant.

         In connection with the Selling Security Holders' Offering, we issued to certain security holders 500,000 redeemable warrants in exchange for their bridge warrants. As adjusted to account for the 3-to-1 reverse stock split, we also are offering hereby 166,666 shares of common stock underlying the redeemable warrants.

         We will not receive any proceeds from the resale of our common stock and/or redeemable warrants. However, assuming the exercise of all of the redeemable warrants included in the Public Offering of the units, we will receive gross proceeds of approximately $7,000,000. In addition, assuming the exercise of all of the redeemable warrants issued as a part of the units purchased upon exercise of the underwriter's unit purchase option, we will receive additional gross proceeds of approximately $1,050,000. Additionally, assuming the exercise of the representative's unit purchase warrant and of all of the redeemable warrants issued as a part of the units purchased upon exercise of the representative's warrant we will receive additional gross proceeds of approximately $700,000. Finally, assuming the exercise of all of the redeemable warrants held by certain security holders, we will receive additional gross proceeds of $875,000.

THE OFFERING

Securities Offered...................... 2,099,998 shares of common stock,
                                         $0.001 par value, and 400,000
                                         redeemable common stock purchase
                                         warrants.

Risk Factors............................ Investment in the common stock and redeemable warrants involves
                                         significant risk.  See "Risk Factors."

NASDAQ SmallCap Symbol -    NTCS
Common Stock

NASDAQ  SmallCap  Symbol -  NTCSW
Redeemable Common Stock
Purchase Warrants

         The number of shares of common stock being offered hereby are on an as-converted basis to account for the 3-to-1 reverse stock split of our common stock, which was approved by our stockholders at our 1998 annual meeting held on April 28, 1998 and took effect on the same date. As a result of the stock split, each share of common stock issuable as a part of the representative's unit purchase warrant and the common stock issuable under the redeemable warrants was converted into 0.333 of a share of common stock. In addition, the purchase price for each share of common stock issuable under the redeemable warrants was adjusted from $1.75 per share to $5.25 per share.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE YOU DECIDE TO BUY OUR SECURITIES. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF OUR SECURITIES COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR SECURITIES.

RISKS RELATED TO OUR BUSINESS

WE ACQUIRED NC SERVICES IN DECEMBER 1999. IF WE FAIL TO GROW THE NC SERVICES BUSINESS OR IF WE CANNOT SUCCESSFULLY INTEGRATE NC SERVICES' BUSINESS INTO OURS, OUR BUSINESS AND FINANCIAL CONDITION COULD SUFFER.

         On December 22, 1999, we completed the acquisition of NC Services (previously known as Infolocity, Inc.), a privately held Internet company which, through its proprietary search technology, helps publicly traded companies minimize the impact of negative information posted on the Internet. This merger will necessarily involve the integration of two businesses that have previously operated independently. We merged with NC Services with the expectation that this merger would help us execute our plan to expand our core business into the Internet industry and provide us with further opportunities to promote synergistic business relationships among other Internet companies. However, we cannot be certain that our acquisition of NC Services will enable our business to realize a higher rate of growth. In addition, there can be no assurance that we will be able to successfully integrate the operations of NC Services into our existing operations or that we will realize all of the benefits expected from this integration. In order to achieve these anticipated benefits, we must efficiently, effectively and timely integrate NC Services' operations into ours. The combination of these businesses requires, among other things:

          o integration of management staffs and necessary support staffing to meet the combined entity's business growth opportunities;

          o    coordination of operations and marketing efforts; and

          o    location of adequate sources of additional funding.

         Full integration of these businesses requires considerable effort on the part of our management, who will need to dedicate considerable time toward integrating the financial and information systems, management staffs and organizational cultures of the separate businesses. We could experience problems associated with the integration, and the integration itself may not proceed efficiently or be successful. Any delay in completing the integration may negatively impact the combined entity's ability to provide ongoing quality products and services, which in turn may negatively impact the future revenues, net income and earnings per share of the combined entity. Additionally, unexpected costs incurred in connection with the integration could decrease operating margins and negatively impact net income and earnings per share of the combined entity. In addition, there can be no assurance that the operations, management and personnel of the businesses will be compatible or that NC Services will not experience the loss of key personnel, notwithstanding the fact that we have employment agreements with a number of these key employees. Furthermore, even if we successfully integrate NC Services' operations into ours, the combination may nevertheless adversely affect our business and results of operations by interrupting or interfering with our pre-existing business operations, diverting management's attention and resulting in additional management expenses.

ALTHOUGH WE CONTINUE TO OPERATE IN THE ENTERTAINMENT BUSINESS ON A SIGNIFICANTLY REDUCED SCALE, OUR PROSPECTS IN THE INTERNET SECTOR ARE DIFFICULT TO FORECAST BECAUSE WE HAVE ONLY BEEN TRANSITIONING TO THE INTERNET AND ONLINE COMMERCE INDUSTRIES SINCE FEBRUARY 1999.

         We announced our intention to expand our business in the Internet and electronic commerce industries in February 1999, and we have changed our core television production business to Internet technology services, primarily through our acquisition of NC Services. These industries are new, highly speculative and involve a substantial degree of risk. Since we are in an early stage of development in these rapidly evolving industries, our prospects are difficult to predict and could change rapidly and without warning. You must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in the early stages of developing and expanding their business, particularly companies in the new and rapidly evolving Internet technology and online commerce markets. These risks include, but are not limited to, the inability to attract key personnel knowledgeable in the Internet markets, the inability to respond promptly to changes in a rapidly evolving and unpredictable business environment and the inability to manage potential growth. To address these risks, we must, among other things:

          o    successfully implement new business and marketing strategies;

          o    respond to competitive developments;

          o    expand our funding of early and expansion-stage companies; and

          o    attract and retain qualified personnel.

WE MAY NOT BE SUCCESSFUL IN ENTERING INTO THE INTERNET AND ONLINE COMMERCE FIELDS SINCE WE HISTORICALLY NEVER HAVE OPERATED IN THESE BUSINESSES. OPERATING IN THESE BUSINESSES WILL ALSO REQUIRE SUBSTANTIAL WORKING CAPITAL.

         The Internet and online commerce industries are relatively new business ventures for us, and are businesses in which we have not historically operated. Except for a limited number of officers, none of our current executives have experience operating Internet-related companies. Although we believe that our experience in the entertainment business lends itself well to these industries, we may not be able to operate successfully in them.

         In addition, our new business strategy, investment and acquisition activities will require substantial working capital. We spent substantial funds to acquire NC Services and will continue to spend substantial funds to market and expand our new business and to establish an effective management team with experience in the Internet and online commerce industries. We cannot assure you that we will be successful in any of these areas.

FUTURE ACQUISITIONS INVOLVE RISKS FOR US.

         We intend to evaluate future acquisitions of complementary product lines and businesses as part of our business strategy. Any future acquisitions may result in potentially dilutive issuances of equity securities, the use of our cash resources, the incurrence of additional debt and increased goodwill, intangible assets and amortization expense, which could negatively impact our profitability. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations and products of the acquired companies, the diversion of management's attention from other business concerns, risks of entering markets in which we have no or limited direct prior experience, and the potential loss of key employees of the acquired company.

OUR GROWTH AND OPERATING RESULTS COULD BE IMPAIRED IF WE ARE UNABLE TO MEET OUR CURRENT LIQUIDITY AND CAPITAL RESOURCES REQUIREMENTS.

         We estimate that, as of December 31, 1999, taking into account our acquisition of NC Services, our cash commitments for the next twelve months will be approximately $12,500,000; a significant portion of this amount is allocated for requirements associated with the business of NC Services.

         We incur expenses associated with base compensation to key officers, independent contractors and consultants as well as expenses related to our principal executive office lease and the lease of the NC Services facilities. We incur other general and administrative costs such as:

         o    staff salaries;

         o    employee benefits;

         o    employer taxes;

         o    premiums on insurance policies;

         o    marketing costs;

         o    office expenses;

         o    professional fees;

         o    consulting fees; and

         o    other expenses.

With the acquisition of NC Services, we expect our expenses to increase significantly. In addition to general and administrative expenses, the required dividends on the shares of Series A Preferred Stock are $425,000 annually. The dividends on the Series A Preferred Stock may be paid either in shares of our common stock or in cash.

         In addition, while we believe the cash generated from operations will be sufficient to fund our business for the next 12 months, we cannot anticipate all of our future requirements. We may need to raise additional funding for the expansion of our business and marketing efforts, for example. However, if we must raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be diluted. Any new securities could have rights, preferences and privileges senior to those of our common stock. Furthermore, we cannot be certain that additional financing will be available when and to the extent required or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, we may not be able to fund our expansion of our business into the Internet and online commerce sectors.

WE HAVE A HISTORY OF LOSSES AND MAY NOT BE PROFITABLE IN THE FUTURE.

         For the fiscal years ended June 30, 1997, 1998 and 1999, and the three months ended September 30, 1999, we generated revenues of $5,521,441, $22,369,511, $2,936,718 and $120,251, respectively, and incurred net losses of $4,592,145, $1,411,916, $2,665,052 and $919,551, respectively (without giving effect to the payment in 1997, 1998 and 1999 of dividends of $425,000 annually, on the Series A Preferred Stock and payment in 1999 of dividends of $66,250 on the Series E Preferred Stock). As of September 30, 1999, we had an accumulated deficit of ($24,356,205). If the cash we generate from our operations cannot sufficiently fund possible future operating losses, we may need to raise additional funds. Additional financing may not be available in amounts or on terms acceptable to us, if at all.

OUR FUTURE OPERATING RESULTS MAY FLUCTUATE AND ARE UNPREDICTABLE. IF WE FAIL TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK AND REDEEMABLE WARRANTS MAY DECLINE SIGNIFICANTLY.

         Our limited operating history in the Internet and online commerce industries makes it difficult to forecast accurately our revenues, operating expenses and operating results. As a result, we may be unable to adjust our spending in these areas in a timely manner to compensate for any unexpected revenue shortfall.

BECAUSE OF THE LIMITED BARRIERS TO ENTRY IN THE INTERNET AND ONLINE COMMERCE BUSINESSES, COMPETITION IN THESE MARKETS IS INTENSE. IF WE ARE UNABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE COMPETITORS THAT ENTER THESE MARKETS, OUR REVENUES AND OPERATING RESULTS COULD BE IMPAIRED.

         The Internet and online commerce markets are new, rapidly evolving and intensely competitive, and we expect that competition could further intensify in the future. Barriers to entry are limited, and current and new competitors can launch web sites and other similar businesses at a relatively low cost. Many of our current and potential competitors have longer operating histories and significantly greater financial, marketing and other resources than us. Increased competition may result in reduced operating margins and loss of market share.

         We have not yet determined whether we will be able to compete successfully against our current and future competitors. Further, as a strategic response to changes in the competitive environment, we may from time to time make marketing decisions or acquisitions that could adversely affect our business, prospects, financial condition and results of operations.

OUR GROWTH AND OPERATING RESULTS WILL BE IMPAIRED IF THE INTERNET AND ONLINE COMMERCE INDUSTRIES DO NOT CONTINUE TO GROW.

         Our growth and operating results depend in part on widespread acceptance and use of the Internet as a point of convergence in the telecommunications, entertainment and technology industries, as well as on continued consumer acceptance and use of the Internet for purposes of chat rooms and other forms of communication. These practices are at an early stage of development, and demand and market acceptance are uncertain.

         The Internet may not become a viable medium for telecommunications, entertainment and technology convergence or a healthy commercial marketplace due to inadequate development of network infrastructure and enabling technologies that address the public's concerns about:

         o    network performance;
         o    reliability;

         o    speed of access;
         o    ease of use; and
         o    bandwidth availability.

         In addition, the Internet's overall viability could be adversely affected by increased government regulation. Changes in or insufficient availability of telecommunications or other services to support the Internet could also result in slower response times and adversely affect general usage of the Internet. Also, negative publicity and consumer concern about the security of transactions conducted on the Internet and the privacy of users may also inhibit the growth of commerce on the Internet.

BURDENSOME GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD IMPAIR OUR RESULTS OF OPERATIONS.

         It is possible that a number of laws and regulations may be adopted concerning the Internet, relating to, among other things:

         o    user privacy;
         o    content;
         o    copyrights;
         o    distribution;
         o    telecommunications; and
         o    characteristics and quality of products and services.

         The adoption of any additional laws or regulations may decrease the popularity or expansion of the Internet. A decline in the growth of the Internet could decrease demand for our services and increase our cost of doing business. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could also harm our business.

OUR OUTSTANDING OPTIONS AND WARRANTS MAY DILUTE OUR STOCKHOLDERS' INTERESTS AND COULD HINDER US FROM OBTAINING ADDITIONAL FINANCING.

         As of March 21, 2000, we have granted options and warrants to purchase a total of 11,255,747 shares of common stock that have not been exercised. To the extent that these outstanding options and warrants are exercised, our stockholders' interests will be diluted. Also, we may not be able to obtain additional equity capital on terms we like, since the holders of the outstanding options and warrants will likely exercise them at a time when we may be able to obtain such capital on better terms than those in the options and warrants.

THE CONVERSION OF OUR CONVERTIBLE PREFERRED STOCK MAY DILUTE OUR STOCKHOLDERS' INTERESTS AND COULD HINDER US FROM OBTAINING ADDITIONAL FINANCING.

         As of March 21, 2000, we have issued and outstanding 1,000,000 shares of our Series A Preferred Stock, 800,000 shares of our Series C Preferred Stock, 275,000 shares of our Series F Preferred Stock and 2,015 shares of our Series G Preferred Stock. At our option, we can pay the dividends on our Series A Preferred Stock in cash or in shares of common stock. No dividends are currently due on the Series C Preferred Stock. We are not required to pay dividends on the Series F Preferred Stock; however, we are required to pay dividends on our Series G Preferred Stock.

         Holders of our convertible preferred stock could convert their shares into common stock at any time in the future. To the extent all of the shares of our outstanding convertible preferred stock are converted into common stock, our common stockholders' interests will be diluted. Since these shares of common stock will be registered for sale in the marketplace, future offers to sell such shares could potentially depress the price of our common stock. In the future, this could make it difficult for us or our stockholders to sell the common stock. Also, we may have problems obtaining additional equity capital on terms we like, since we can expect the holders of our convertible preferred stock to convert their shares into common stock at a time when we would be able to obtain any needed capital on more favorable terms than those of the convertible preferred stock.

WE ARBITRARILY DETERMINED THE EXERCISE PRICE OF THE  REDEEMABLE WARRANTS.

         The exercise price of the redeemable warrants was arbitrarily determined by us and the underwriter of our initial public offering of the units, and bears no relationship to our assets, book value, results of operations or other established criteria of value. The factors considered in determining the exercise price included prevailing estimates of our business potential and earning prospects, the state of our development, an assessment of our management and the consideration of the foregoing factors in relation to market valuations of comparable companies. These factors do not necessarily bear any relationship to our assets, accounting results, book value or other generally accepted criteria of value.

OUR REDEMPTION OF REDEEMABLE WARRANTS MAY HAVE AN ADVERSE EFFECT ON THE HOLDERS THEREOF.

         Subject to the consent of Joseph Stevens & Company, L.P., the underwriter in our initial public offering of the units, we have the right to redeem all, but not less than all, of the redeemable warrants under certain conditions. Redemption of the redeemable warrants could encourage holders to exercise the redeemable warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the redeemable warrants at the current market price when they might otherwise wish to hold the redeemable warrants or to accept the redemption price, which may be substantially less than the market value of the redeemable warrants at the time of redemption. The holders of the redeemable warrants will automatically forfeit their rights to purchase the shares of common stock issuable upon exercise of the redeemable warrants unless the redeemable warrants are exercised before they are redeemed. The holders of redeemable warrants will not possess any rights as stockholders unless and until the redeemable warrants are exercised.

THE REDEEMABLE WARRANTS MAY BE DEPRIVED OF ANY VALUE IF A PROSPECTUS COVERING THE SHARES OF COMMON STOCK ISSUABLE UPON THEIR EXERCISE IS NOT KEPT EFFECTIVE AND CURRENT, OR IF THE UNDERLYING SHARES OF COMMON STOCK ARE NOT, OR CANNOT BE, REGISTERED IN THE APPLICABLE STATES.

         As a holder of redeemable warrants you will have the right to exercise the redeemable warrants to acquire shares of common stock only if there is a current and effective registration statement and prospectus covering the shares of common stock issuable upon their exercise, and only if the shares are qualified for sale, or exempt from qualification, under the securities laws of the applicable state or states. We may incur substantial expense in maintaining a current effective registration statement and prospectus, and we cannot assure you that a current registration statement and prospectus will be in effect when you may want to exercise your redeemable warrants. Although we will seek to qualify for sale the shares of common stock underlying the redeemable warrants in those states in which the securities are to be offered and qualification is required, we cannot assure you that the underlying common stock will be qualified for sale. The redeemable warrants may be deprived of any value if a prospectus covering the shares issuable upon the exercise thereof is not kept effective and current, or if the underlying shares are not, or cannot be, registered in the applicable states.

STOCK PRICES OF INTERNET-RELATED COMPANIES HAVE FLUCTUATED WIDELY IN RECENT MONTHS AND THE TRADING PRICE OF OUR COMMON STOCK AND REDEEMABLE WARRANTS IS LIKELY TO BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES TO INVESTORS.

         As a result of our recent expansion into Internet and online commerce, the trading price of our common stock and redeemable warrants could become more volatile and could fluctuate widely in response to factors including the following, some of which are beyond our control:

          o    variations in our operating results;

          o announcements of technological innovations or new services by us or our competitors;

          o changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

          o changes in operating and stock price performance of other Internet-related companies similar to us;

          o    conditions or trends in the Internet and technology industries;

          o    additions or departures of key personnel;

          o    future sales of our common stock; and

          o    acceptance by the market of our acquisition of NC Services.

         Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock and redeemable warrants.

TAKEOVER EFFORTS COULD BE DETERRED AS A RESULT OF OUR RIGHT TO ISSUE PREFERRED STOCK IN THE FUTURE AND CERTAIN PROVISIONS IN OUR CERTIFICATE OF INCORPORATION.

         Our Certificate of Incorporation permits our Board of Directors to issue up to 20,000,000 shares of "blank check" Preferred Stock. Our Board of Directors also has the authority to determine the price, rights, preferences, privileges and restrictions of those shares without any further vote or action by our stockholders. We have issued and outstanding 1,000,000 shares of Series A Preferred Stock, 800,000 shares of Series C Preferred Stock, 275,000 shares of Series F Preferred Stock and 2,015 shares of Series G Preferred Stock. If we issue additional preferred stock with voting and conversion rights, the rights of our common stockholders could be adversely affected by, among other things, the loss of their voting control to others. Any additional issuances could also delay, defer or prevent a change in our control, even if these actions would benefit our stockholders.

         Additionally, provisions of Delaware law and our Certificate of Incorporation could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK. WE PAY ANNUAL CASH OR STOCK DIVIDENDS ON SOME OF OUR PREFERRED STOCK.

         We have never paid cash dividends on our common stock and we do not expect to pay these dividends in the foreseeable future. Holders of our Series A Preferred Stock are entitled to annual dividends of 8 1/2% (aggregating $425,000 annually, in cash or stock at our option, assuming no conversion). Holders of our Series C Preferred Stock are entitled to dividends of 8% annually, so long as we have net income in excess of $1,000,000 in the applicable fiscal year. We pay these dividends quarterly, in cash or in shares of our common stock. Beginning January 1, 2000, holders of our Series G Preferred Stock were entitled to dividends of $60 per year per share of Series G Preferred Stock, payable quarterly. For the foreseeable future, we anticipate that we will retain all of our cash resources and earnings, if any, for the operation and expansion of our business, except to the extent required to satisfy our obligations under the terms of the Series A Preferred Stock, Series C Preferred Stock and Series G Preferred Stock.

SALES OF ADDITIONAL SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET MAY CAUSE OUR STOCK PRICE TO FALL.

         If we or our stockholders sell substantial amounts of our common stock (including shares issued upon the exercise of outstanding options and warrants or upon the conversion of shares of our convertible preferred stock) in the public market, the market price of our common stock could fall. As of March 17, 2000, we had outstanding 28,415,102 shares of our common stock. The unregistered common stock and the common stock held by our officers and directors are "restricted" securities, as that term is defined by Rule 144 under the Securities Act. In the future, these restricted securities may be sold only in compliance with Rule 144 or if they are registered under the Securities Act or under an exemption. Generally, under Rule 144, each person who holds restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of our then-outstanding shares of common stock, or the average weekly volume of trading of our common stock as reported during the preceding four calendar weeks. A person who has not been an affiliate of ours for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years can sell such shares under Rule 144 without regard to any of the limitations described above. Sales of substantial amounts of common stock in the public market, or the perception that such sales could occur, may adversely affect the prevailing market price for our common stock and could impair our ability to raise capital through a public offering of equity securities.

         In addition, as of March 21, 2000 holders of options and warrants may acquire approximately 11,255,747 shares of common stock and holders of shares of our Series A Preferred Stock, Series C Preferred Stock, Series F Preferred Stock and Series G Preferred Stock may acquire shares of common stock at various conversion rates.

NASDAQ COULD DELIST OUR COMMON STOCK AND/OR REDEEMABLE WARRANTS, WHICH COULD MAKE IT MORE DIFFICULT FOR YOU TO SELL OR OBTAIN QUOTATIONS AS TO THE PRICE OF OUR COMMON STOCK AND/OR REDEEMABLE WARRANTS.

         In order to continue to be listed on Nasdaq, we must meet the following requirements:

          o net tangible assets of at least $2,000,000, or a market capitalization of $35,000,000 or $500,000 in net income for two of the last three years;

          o    a minimum bid price of $1.00;

          o    two market makers;

          o    300 stockholders;

          o at least 500,000 shares in the public float or a minimum market value for the public float of $1,000,000; and

          o    compliance with certain corporate governance standards.

         If we cannot satisfy Nasdaq's maintenance criteria in the future, Nasdaq could delist our common stock and/or redeemable warrants. In the event of delisting, trading, if any, would be conducted only in the over-the-counter market in the so-called "pink sheets" or the NASD's Electronic Bulletin Board. As a result of any delisting, an investor would likely find it more difficult to sell or obtain quotations as to the price of our common stock and/or redeemable warrants.

IF THE SOFTWARE, HARDWARE, COMPUTER TECHNOLOGY AND OTHER SYSTEMS AND SERVICES THAT WE USE ARE NOT YEAR 2000 COMPLIANT, OUR OPERATING RESULTS COULD BE IMPAIRED.

         Many existing computer programs use only two digits to identify a year. These programs were designed and developed without addressing the impact of the recent change in the century. If not corrected, many computer software applications could fail or create erroneous results by, at or beyond the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

         We have assessed our hardware and software systems and we believe that our systems correctly define the year 2000. We have also assessed the embedded system contained in our leased equipment, which we believe to be Year 2000 compliant.

         In addition, we have received information from our key vendors and customers with respect to their significant Year 2000 exposures that would have a material effect on us. The financial impact on us of such third parties not achieving high levels of Year 2000 readiness cannot be estimated with any degree of accuracy. In the area of business continuity, technological operations dependent in some way on one or more third parties, the situation is much less in our ability to predict or control. In some cases, third party dependence is on vendors who are themselves working toward solutions to Year 2000 problems. In other cases, third party dependence is on suppliers of products and services to ascertain the state of Year 2000 readiness of significant third parties. We are taking steps to attempt to ensure that the third parties on which we are heavily reliant are Year 2000 ready, but cannot predict the likelihood of such compliance nor the direct and indirect costs of non-readiness by those third parties or of securing such services from alternate third parties. We are not yet aware of any Year 2000 issues relating to third parties with which we have a material relationship. If such critical third party providers experience difficulties resulting in disruption of service to us, a shutdown of our operations at individual facilities could occur for the duration of the disruption.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the resale of our common stock and/or redeemable warrants. However, we may receive proceeds from the following:

          1. Up to approximately $7,000,000 assuming the exercise of all of the redeemable warrants included in the Public Offering;

          2. Up to approximately $1,050,000 assuming the exercise of all of the redeemable warrants issued as a part of the underwriter's unit purchase option;

          3. Up to approximately $700,000 assuming the exercise of the representative's unit purchase warrant and of all of the redeemable warrants issued as a part of the units purchased upon exercise of the representative's unit purchase warrant; and

          4. Up to approximately $875,000 assuming the exercise of all of the redeemable warrants held by certain security holders.

         If we receive any proceeds we will use them for working capital and general corporate purposes.

                              PLAN OF DISTRIBUTION

         We will issue the shares of common stock to redeemable warrant holders upon our receipt of the underlying warrant certificate, together with the exercise price for the warrants. There can be no assurance that any of the redeemable warrants will be exercised or that the representative will exercise its unit purchase warrant to acquire shares of our common stock and redeemable warrants.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Bylaws provide that we will indemnify our directors and executive officers and any of our other officers, employees and agents to the fullest extent permitted by Delaware law. Our Bylaws also empower us to enter into indemnification agreements with any such persons and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

         Our Certificate of Incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the director's fiduciary duty of care to us and to our stockholders. Such provision does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. Each director continues to be subject to liability for breach of the director's duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or federal environmental laws.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for us by Dempsey & Johnson P.C.

                                     EXPERTS

         The financial statements included in our Annual Report on Form 10-KSB for our fiscal year ended June 30, 1999 and incorporated by reference in this Prospectus and the Registration Statement of which this prospectus is a part have been audited by Singer Lewak Greenbaum & Goldstein, LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing and giving said reports.

YOU MAY RELY ONLY ON THE INFORMATION
CONTAINED IN THIS PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE
INFORMATION  DIFFERENT FROM THAT
CONTAINED IN THIS PROSPECTUS. NEITHER
THE DELIVERY OF THIS PROSPECTUS NOR SALE
OF SECURITIES MEANS THAT INFORMATION
CONTAINED IN THIS PROSPECTUS IS CORRECT         2,099,998 SHARES OF COMMON STOCK
AFTER THE DATE OF THIS  PROSPECTUS. THIS
PROSPECTUS IS NOT AN OFFER TO SELL OR                        AND
SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY CIRCUMSTANCES UNDER            400,000 REDEEMABLE COMMON STOCK
WHICH THE OFFER OR SOLICITATION IS
UNLAWFUL.                                               PURCHASE WARRANTS

            TABLE OF CONTENTS                           NETCURRENTS, INC.

                                           Page

WHERE YOU CAN FIND MORE INFORMATION.........5
INCORPORATION OF CERTAIN DOCUMENTS BY
       REFERENCE............................5
CAUTIONARY NOTICE REGARDING FORWARD-
LOOKING STATEMENTS..........................6              PROSPECTUS
PROSPECTUS SUMMARY..........................7
RISK FACTORS...............................11                 2000
USE OF PROCEEDS............................18
PLAN OF DISTRIBUTION.......................19
DISCLOSURE OF COMMISSION POSITION ON
  INDEMNIFICATION FOR SECURITIES
  ACT LIABILITIES..........................19
LEGAL MATTERS..............................19
EXPERTS....................................19

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of securities being registered, which we paid in 1996 in connection with our registration statement of which this prospectus forms a part. All amounts are estimates except the SEC registration fee.

SEC registration fee.............................  $       6,865.49
Nasdaq filing fee................................          2,491.00
Blue Sky Filing Fees and Expenses................         50,000.00
Transfer Agent's Fees and Expenses...............          5,000.00
Listing Fees.....................................         30,000.00
Legal fees and expenses..........................        100,000.00
Accounting fees and expenses.....................         15,000.00
Printing Expenses................................        100,000.00
Miscellaneous expenses...........................         15,643.51
                                                      --------------
                           Total.................  $     325,000.00 (1)
                                                      ==============

     (1) Our registration statement includes 500,000 redeemable warrants and 500,000 shares of common stock underlying the warrants owned by certain selling security holders. Expenses in connection with the issuance and distribution of these securities, other than fees and expenses of counsel to such selling security holders and selling commissions, will be paid by us and are included in the total estimated expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article VI of our Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VII of our Bylaws provides for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interests, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Bylaws, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 16.  EXHIBITS

     2.1 Agreement and Plan of Merger, dated September 15, 1997, by and among The Producers Entertainment Group Ltd., TPEG Acquisition I Corp., The Grosso-Jacobson Entertainment Corporation, Salvatore Grosso and Lawrence S. Jacobson. (2)

     2.2 Agreement and Plan of Merger, dated September 15, 1997, by and among The Producers Entertainment Group Ltd., TPEG Acquisition II Corp., The Grosso-Jacobson Productions, Inc., Salvatore Grosso and Lawrence S. Jacobson. (2)

     2.3 Agreement and Plan of Merger, dated September 15, 1997, by and among The Producers Entertainment Group Ltd., TPEG Acquisition III Corp., Grosso-Jacobson Music Company, Inc., Salvatore Grosso and Lawrence S. Jacobson. (2)

     2.4 Agreement of Merger, dated as of July 15, 1998, by and among The Producers Entertainment Group Ltd., TPEG Merger Company, MWI Distribution, Inc. and Tom Daniels and Craig Sussman. (3)

     2.5 Amended and Restated Agreement and Plan of Merger, dated November 1, 1999, by and among IAT Resources Corporation, Infolocity, Inc., Infolocity Merger Sub, Inc., Victor A. Holtorf and James J. Cerna, Jr.
          (7)

     4.1 Securities Purchase Agreement, dated July 31, 1998, between the Company and the Augustine Fund, L.P. (1)

     4.2 Registration Rights Agreement, dated July 31, 1998, between the Company and the Augustine Fund, L.P.(1)

     4.3 Escrow Agreement, dated as of July 31, 1998, among the Augustine Fund, L.P., the Company and H. Glenn Bagwell, Jr., as Escrow Agent. (1)

     4.4 Securities Purchase Agreement, dated January 14, 1999, between the Company and Strategic Capital Consultants. (4)

     4.5 Securities Purchase Agreement, dated January 14, 1999, between the Company and Mountaingate Productions, LLC. (4)

     4.6 Securities Purchase Agreement, dated as of March 3, 2000, between the Company, Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. (8)

     4.7 Registration Rights Agreement, dated as of March 3, 2000, between the Company, Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. (8)

     4.8 Form of Warrant to Purchase Common Stock (Series A), dated March 3, 2000. (8)

     4.9 Form of Warrant to Purchase Common Stock (Series B), dated March 3, 2000. (8)

     4.10 Form of Warrant to Purchase Common Stock (Series C), dated March 3, 2000. (8)

     4.11 Certificate of Designations for Series A Preferred Stock, dated December 13, 1994. (9)

     4.12 Certificate of Designations for Series B Preferred Stock, dated July 15, 1998. (5)

     4.13 Certificate of Designations for Series C Preferred Stock, dated March 26, 1999. (5)

     4.14 Certificate of Designations for Series D Preferred Stock, dated July 31, 1998. (1)

     4.15 Certificate of Designations for Series E Preferred Stock, dated July 31, 1998. (1)

     4.16 Certificate of Designations for Series F Preferred Stock, dated July 31, 1998. (1)

     4.17 Certificate of Designations for Series G Convertible Preferred Stock, dated November 15, 1999 (6).

     5.1  Opinion of Dempsey & Johnson, P.C. (10)

     23.1 Consent of Singer Lewak Greenbaum & Goldstein, LLP, Independent Accountants.

     23.2 Consent of Counsel (included in Exhibit 5.1). (10)

     24.1 Power of Attorney (included on signature page).

-----------------------------------

(1) Incorporated by reference to our Registration Statement on Form S-3 filed September 1, 1998

(2) Incorporated by reference to our Report on Form 8-K filed November 4, 1997 (as amended on December 29, 1997).

(3)  Incorporated by reference to our Report on Form 8-K filed July 31, 1998.

(4) Incorporated by reference to our Report on Form 10-QSB, as filed on May 24, 1999 (as amended on June 10, 1999).

(5) Incorporated by reference to our Report on Form 10-KSB, as filed on October 13, 1999.

(6) Incorporated by reference to our Registration Statement on Form S-3 filed November 17, 1999.

(7) Incorporated by reference to our Definitive Proxy Statement filed on November 17, 1999.

(8)  Incorporated by reference to our Report on Form 8-K filed March 9, 2000.

(9)  Incorporated by reference to our Report on Form 8-K filed June 19, 1996.

(10) Incorporated by reference to Exhibit 5.1 of our Registration Statement on Form SB-2 filed as of July 5, 1996, as amended by Amendment No. 1 filed as of July 18, 1996, as amended by Amendment No. 2 filed as of September 4, 1996 (File No. 333-07675).


ITEM 17.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of the appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs
          (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

               (iii) To include any material with respect to the plan of
                     distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) That, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 28th day of March, 2000.

                                   NETCURRENTS, INC.


                                         By  /S/ IRWIN MEYER
                                             -----------------------------------
                                             Irwin Meyer
                                             Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irwin Meyer and Arthur Bernstein and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


        SIGNATURE                             TITLE                            DATE
--------------------------    -------------------------------------     -----------------


     /S/ IRWIN MEYER          Chief Executive Officer and Director        March 28, 2000
--------------------------    (Principal Executive Officer)
       Irwin Meyer

                              Chief Financial Officer and Director
                              (Principal Financial and Accounting
   /S/ MICHAEL ISCOVE         Officer)                                    March 28, 2000
--------------------------
     Michael Iscove


  /S/ ARTHUR BERNSTEIN        Executive Vice President and Director       March 28, 2000
--------------------------
    Arthur Bernstein


   /S/ IVAN BERKOWITZ         Director                                    March 28, 2000
--------------------------
     Ivan Berkowitz


  /S/ THOMAS A. DANIELS       Director                                    March 28, 2000
--------------------------
    Thomas A. Daniels


                              Chief Operating Officer and Director
--------------------------
    Victor A. Holtorf


                              Director
--------------------------
     Stanley Graham

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